UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated With Exit or Disposal Activities.

As announced on May 23, 2018, Chipotle Mexican Grill, Inc. has made a determination to open a headquarters office in Newport Beach, California, consolidate certain corporate administrative functions in its existing office in Columbus, Ohio, and close its existing headquarters office in Denver, Colorado, as well as an additional corporate office in New York, New York. During the week of June 18, 2018, substantially all affected employees were informed whether they will be extended an opportunity to continue with Chipotle in the new organization, and for those not continuing, of the transition assistance being provided by Chipotle. These communications were largely completed by June 22, 2018.

In connection with the office moves and related organizational and personnel changes, Chipotle expects to incur certain one-time cash and non-cash expenses related to employee relocation and transition costs, lease exit costs in connection with office leases in Denver and New York, and other transition activities, of between an estimated $70 and $80 million in the aggregate. Cash charges will consist of an estimated $40 to $45 million of employee and other related costs and an estimated $20 to $25 million in office-related costs, and will primarily be paid during 2018 and the first half of 2019. Non-cash charges of an estimated $10 million primarily consist of additional asset-related costs, as well as costs associated with the modification of equity awards for employees.

Chipotle also announced on June 27, 2018 that it will close between 55 and 65 restaurants, including five Pizzeria Locale restaurants, beginning in the second quarter of 2018 and continuing over the next several quarters. The restaurant closures will result in cash charges of between approximately $15 and $25 million in the aggregate, and non-cash charges of approximately $25 million net of deferred rent credits, which are expected to be incurred beginning in the second quarter of 2018 and through the first half of 2019.

Certain of the statements made above in this Item 2.05, including statements regarding anticipated and estimated employee relocations and reductions, office transitions, related expenses, and the timing of those actions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words and phrases such as “expects,” “will,” “anticipated”, “estimated” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements herein are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: the potential for increased employee transition costs or difficulty retaining key employees, including as a result of market pressures or a reluctance to relocate to a new geographic area; difficulties in identifying or coming to terms with potential assignees or subtenants for leased office space; and other risk factors described from time to time in the reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, we file with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Index

Exhibit 99.1	Press Release dated June 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

June 28, 2018	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer